Exhibit 99.1

550 Meridian Avenue San Jose, CA 95126 Phone: +1-408-938-5200 Fax: +1-408-790-3800 info@echelon.com www.echelon.com

News Release

Echelon Reports Second Quarter 2012 Results

SAN JOSE, Calif., August 7, 2012 – Echelon Corporation (NASDAQ: ELON) today announced financial results for the second quarter ended June 30, 2012.

•	Q2 Revenues: $40.8 million (decrease of 6.7% y/y)

•	Q2 GAAP Net Loss: $1.9 million; GAAP Net Loss per Share: $0.04

•	Q2 Non-GAAP Net Income: $0.2 million; Non-GAAP Net Income per Share: $0.01

“Our performance in the first half of 2012 was solid as our careful control of expenses led to non-GAAP profitability and positive cash flow,” said Ron Sege, chairman and CEO of Echelon. “However, we are disappointed that new smart grid tenders continue to be delayed causing visibility to remain very limited. To counter the market pressure we are actively working to expand our distribution channels, pursue additional geographies and invest in our strategic product initiatives while managing expenses carefully until the market improves,” added Sege.

Total revenues for the second quarter were $40.8 million, down from $43.7 million in the same period last year. Revenues from Echelon’s systems sales, which are sales to our utility customers, were $28.0 million for the second quarter, down from $29.3 million in the same period last year. Revenues from Echelon’s sub-systems sales, largely from commercial customers, were $12.8 million in the second quarter, down from $14.5 million a year ago. Included in sub-systems revenues were sales to Enel, which were $1.5 in the quarter as compared to $1.8 million in the same period last year.

Gross margin in the second quarter of 2012 was 39.4% compared with 46.2% in the second quarter of 2011. Total operating expenses for the quarter were $17.7 million compared to $19.7 million in the second quarter of 2011.

GAAP net loss for the second quarter was $1.9 million, or $0.04 per share, compared to a net loss of $0.1 million, or $0.00 per share, in the same period last year. Non-GAAP net income for the second quarter was $0.2 million, or $0.01 per share, compared to a non-GAAP net income of $2.2 million, or $0.05 per share for the second quarter of 2011.

Restructuring Charge

The company recognized a restructuring charge of $1.2 million in the second quarter related to a workforce reduction announced last quarter. The majority of these cost reduction activities were implemented during the second quarter, with the remainder to be implemented by March 2013.

Business Outlook

Echelon offers the following guidance for the third quarter of 2012:

•	Total revenues are expected to be between $26 million and $30 million, with sub-systems revenues accounting for approximately 40% of total revenue.

•	Non-GAAP gross margin is expected to be approximately 42%.

•	Stock-based compensation expense is expected to be approximately $2.0 million.

•	Non-GAAP loss per share amounts are expected to range from a loss of $0.06 to a loss of $0.12 based on a fully diluted weighted average shares outstanding of 42.5 million.

•	GAAP loss per share is expected to be between $0.11 and $0.17.

For those interested in further discussion regarding this release, Echelon’s management will participate in a conference call today at 2:00 p.m. Pacific/5:00 p.m. Eastern Time. To access the call, dial 866-203-3436 and enter passcode: 89275031 (callers outside the US, please use 617-213-8849). An archived replay of the webcast will be available approximately two hours following the end of the call.

Use of Non-GAAP Financial Information

Echelon continues to provide all information required in accordance with GAAP, but believes that an investor’s evaluation of our ongoing operating results may not be as useful if an investor is limited to reviewing only GAAP financial measures. Accordingly, we provide non-GAAP net income and non-GAAP net income per share data as additional information relating to Echelon’s operating results. Echelon presents these non-GAAP financial measures to provide investors with an additional tool for evaluating Echelon’s operating results in a manner that focuses on what Echelon believes to be its ongoing business operations. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or net income per share prepared in accordance with GAAP.

Echelon’s management uses certain non-GAAP financial information, namely operating results excluding restructuring charges as well as the impact of stock-based compensation charges made in accordance with FASC 718 (formerly SFAS 123R), to evaluate its ongoing operations and for internal planning and forecasting purposes. Accordingly, we believe it is useful for Echelon’s investors to review, as applicable, information that both includes and excludes these charges (and the related tax impact) in order to assess the performance of Echelon’s business and for planning and forecasting in future periods. Whenever Echelon reports such non-GAAP financial measures, a complete reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure is provided. Investors are encouraged to review these reconciliations to ensure they have a thorough understanding of the reported non-GAAP financial measures and their most directly comparable GAAP financial measures.

About Echelon Corporation

Echelon Corporation (NASDAQ: ELON) is an energy control networking company, with the world’s most widely deployed proven, open standard, multi-application platform, selling complete systems and embedded sub-systems for smart grid, smart city and smart building applications. Our platform is embedded in more than 100 million devices, 35 million homes, and 300,000 buildings and powers energy savings applications for smart grids, smart cities and smart buildings. We help our customers reduce operational costs, enhance satisfaction and safety, grow revenues and prepare for a dynamic future. More information about Echelon can be found at http://www.echelon.com.

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Echelon and the Echelon logo are registered trademarks of Echelon Corporation registered in the United States and other countries. Other product or service names mentioned herein are the trademarks of their respective owners.

Risk Factors Regarding Forward-Looking Statements

This press release may contain statements relating to future plans, events or performance, including statements regarding Echelon’s anticipated performance, including revenues and gross margins, for the third quarter of 2012; the effect of the announced workforce actions on Echelon’s business and operations; and potential future growth. Such statements may involve risks and uncertainties, including risks associated with uncertainties pertaining to the continued development and growth of markets for Echelon’s products and services; the risk that failure to achieve revenue targets, maintain expense controls and improve gross margins will delay the timeframe for achieving profitability; the risk that global economic conditions will affect our customers’ ability to receive regulatory or other approval or financing for system or sub-system-based deployments; risks relating to the timely development of Echelon’s products and services, and the ability of those products and services to perform as designed and meet customer expectations; the risk that Echelon does not meet expected or required shipment, delivery or acceptance schedules for its products and that Echelon may incur penalties or additional expenses or delay revenue recognition as a result; and other risks identified in Echelon’s SEC filings. Actual results, events and performance may differ materially. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Echelon undertakes no obligation to release publicly the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The financial statements that follow should be read in conjunction with the notes set forth in Echelon’s Annual Report on Form 10-Q when filed with the Securities and Exchange Commission.

Contacts:

Annie Leschin/Vanessa Lehr

StreetSmart Investor Relations

+1 (415) 775-1788

annie@streetsmartir.com

ECHELON CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30, 2012	December 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$17,389	$17,658
Short-term investments	42,981	40,998
Accounts receivable, net	24,721	35,215
Inventories	9,982	11,125
Deferred cost of goods sold	1,249	6,536
Other current assets	3,081	4,044

Total current assets	99,403	115,576

Property and equipment, net	25,125	27,201
Other long-term assets	8,865	8,928

	$133,393	$151,705

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$11,383	$18,313
Accrued liabilities	4,928	7,755
Current portion of lease financing obligations	2,024	1,870
Deferred revenues	6,710	12,716

Total current liabilities	25,045	40,654

Long-term liabilities	20,928	21,943

Total stockholders’ equity	87,420	89,108

	$133,393	$151,705

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues:
Product	$39,845	$42,526	$79,331	$70,205
Service	977	1,217	1,824	1,920

Total revenues	40,822	43,743	81,155	72,125

Cost of revenues:
Cost of product (1)	24,230	22,966	46,680	37,618
Cost of service (1)	523	573	1,108	1,160

Total cost of revenues	24,753	23,539	47,788	38,778

Gross profit	16,069	20,204	33,367	33,347

Operating expenses:
Product development (1)	7,393	8,874	16,194	18,472
Sales and marketing (1)	5,548	6,056	11,705	13,298
General and administrative (1)	3,599	4,771	7,945	9,661
Restructuring charges	1,176	—	1,176	—

Total operating expenses	17,716	19,701	37,020	41,431

Income (loss) from operations	(1,647)	503	(3,653)	(8,084)
Interest and other income (expense), net	254	(153)	(10)	(513)
Interest expense on lease financing obligations	(344)	(371)	(695)	(748)

Loss before provision for income taxes	(1,737)	(21)	(4,358)	(9,345)
Income tax expense	144	120	91	115

Net loss	$(1,881)	$(141)	$(4,449)	$(9,460)

Net loss per share:
Basic	$(0.04)	$(0.00)	$(0.10)	$(0.23)
Diluted	$(0.04)	$(0.00)	$(0.10)	$(0.23)

Shares used in computing net loss per share:
Basic	42,560	42,038	42,442	41,911
Diluted	42,560	42,038	42,442	41,911
(1) Amounts include stock-based compensation costs as follows:

Cost of product	$47	$112	$296	$406
Cost of service	15	11	51	33
Product development	210	788	1,255	1,794
Sales and marketing	344	396	1,005	1,203
General and administrative	326	1,081	1,152	2,137

Total stock-based compensation expenses	$942	$2,388	$3,759	$5,573

ECHELON CORPORATION

RECONCILIATION OF NON-GAAP TO GAAP RESULTS

Excluding adjustments itemized below

(In thousands, except per share amounts)

(Unaudited)

An itemized reconciliation between net earnings on a GAAP basis and non-GAAP basis is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
GAAP net loss	$(1,881)	$(141)	$(4,449)	$(9,460)
Stock-based compensation	942	2,388	3,759	5,573
Restructuring charges	1,176	—	1,176	—

Total non-GAAP adjustments to earnings from operations	2,118	2,388	4,935	5,573
Income tax effect of reconciling items	—	—	—	—

Non-GAAP net income (loss)	$237	$2,247	$486	$(3,887)

Non-GAAP net income (loss) per share:
Diluted	$0.01	$0.05	$0.01	$(0.09)

Shares used in computing net income (loss) per share:
Diluted	42,922	43,376	42,958	41,911

ECHELON CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows provided by (used in) operating activities:
Net loss	$(4,449)	$(9,460)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	2,665	3,048
Loss on disposal of fixed assets	—	37
Reduction of allowance for doubtful accounts	(32)	(18)
Reduction of (increase in) accrued investment income	3	45
Stock-based compensation	3,759	5,573
Change in operating assets and liabilities:
Accounts receivable	10,505	(3,799)
Inventories	1,130	(1,661)
Deferred cost of goods sold	5,286	242
Other current assets	952	482
Accounts payable	(6,861)	659
Accrued liabilities	(2,873)	105
Deferred revenues	(5,986)	(935)
Deferred rent	(23)	(30)

Net cash provided by (used in) operating activities	4,076	(5,712)

Cash flows provided by (used in) investing activities:
Purchase of available-for-sale short-term investments	(48,964)	(14,979)
Proceeds from maturities and sales of available-for-sale short-term investments	46,979	43,896
Change in other long-term assets	(2)	(17)
Capital expenditures	(503)	(1,479)

Net cash provided by (used in) investing activities	(2,490)	27,421

Cash flows provided by (used in) financing activities:
Repurchase of common stock from employees for payment of taxes on vesting of performance shares and upon exercise of stock options	(970)	(1,683)
Principal payments of lease financing obligations	(960)	(849)
Proceeds from exercise of stock options	—	910
Proceeds from non-controlling interests	285	—

Net cash used in financing activities	(1,645)	(1,622)

Effect of exchange rates on cash:	(210)	487

Net increase (decrease) in cash and cash equivalents	(269)	20,574
Cash and cash equivalents:
Beginning of period	17,658	7,675

End of period	$17,389	$28,249